QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 20, 2004, (except Note 15, as to which the date is March 23, 2005) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-121947) and related Prospectus of VeriFone Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

San Francisco, California
March 24, 2005

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm